SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of May 9, 2005 (the “Effective Date”), by and among METAL MANAGEMENT, INC., a Delaware corporation, CIM TRUCKING, INC., an Illinois corporation, MTLM ARIZONA, INC., an Arizona corporation, MAC LEOD METALS CO., a California corporation, METAL MANAGEMENT AEROSPACE, INC., a Delaware corporation, METAL MANAGEMENT ALABAMA, INC., a Delaware corporation, METAL MANAGEMENT ARIZONA, L.L.C., an Arizona limited liability company, METAL MANAGEMENT CONNECTICUT, INC., a Delaware corporation, METAL MANAGEMENT GULF COAST, INC., a Delaware corporation, METAL MANAGEMENT INDIANA, INC., an Illinois corporation, METAL MANAGEMENT MEMPHIS, L.L.C., a Tennessee limited liability company, METAL MANAGEMENT MIDWEST, INC., an Illinois corporation, METAL MANAGEMENT MISSISSIPPI, L.L.C., a Delaware limited liability company, METAL MANAGEMENT NEW HAVEN, INC., a Delaware corporation, METAL MANAGEMENT NORTHEAST, INC., a New Jersey corporation, METAL MANAGEMENT OHIO, INC., an Ohio corporation, METAL MANAGEMENT PITTSBURGH, INC., a Delaware corporation, METAL MANAGEMENT S&A HOLDINGS, INC., a Delaware corporation, NAPORANO IRON & METAL, INC. (f/k/a Metal Management Services, Inc.), a Delaware corporation, METAL MANAGEMENT STAINLESS & ALLOY, INC., a Delaware corporation, METAL MANAGEMENT WEST, INC., a Colorado corporation, METAL MANAGEMENT WEST COAST HOLDINGS, INC., a Delaware corporation, PROLER SOUTHWEST INC., a Texas corporation, and RESERVE IRON & METAL LIMITED PARTNERSHIP, a Delaware limited partnership (collectively, the “Borrowers”); METAL MANAGEMENT, INC., a Delaware corporation, acting in its capacity as borrowing agent and funds administrator for the Borrowers (in such capacity, the “Funds Administrator”); the financial institutions identified on the signature pages hereto as lenders (the “Lenders”); and LASALLE BANK NATIONAL ASSOCIATION, a national banking association acting in its capacity as agent for the Lenders (in such capacity, “Agent”).

WHEREAS, the Borrowers, the Funds Administrator, the Lenders and the Agent entered into a certain Credit Agreement dated as of June 28, 2004, as amended by a Certain First Amendment to Credit Agreement dated as of March 1, 2005 (such Credit Agreement, as amended by such First Amendment, as it may be from time to time amended, restated, modified, or supplemented, the “Credit Agreement”);

WHEREAS, the Borrowers, the Funds Administrator, the Lenders and the Agent desire to further amend certain of the terms and conditions of the Credit Agreement pursuant to the terms and conditions of this Amendment; and

WHEREAS, the defined terms used, but not defined, herein shall have the meanings ascribed to such terms in the Credit Agreement.

NOW, THEREFORE, for valuable consideration received to their mutual satisfaction, the parties hereby agree as follows:

1. Amendment of Credit Agreement. Subject to the terms of this Amendment, the Credit Agreement is hereby amended as follows:

(a) Port Albany Ventures LLC. The following new definition is hereby added to Section 1.1 of the Credit Agreement:

“Port Albany Ventures” means Port Albany Ventures LLC, a Delaware limited liability company owned by Naporano Iron & Metal, Inc. and Donjon Marine Company, Inc., to conduct stevedoring and marine services operations in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of Port Albany Ventures LLC dated as of March 16, 2005, as amended from time to time.

(b) Capital Expenditures. Section 8.2 of the Credit Agreement is hereby deleted and the following inserted in its stead:

“8.2 Capital Expenditures. For the period of April 1, 2005 to March 31, 2006, the Borrowers shall not permit Capital Expenditures for the Consolidated Entity to exceed $40,000,000. For the period of April 1, 2006 to March 31, 2007, the Borrowers shall not permit Capital Expenditures for the Consolidated Entity to exceed $20,000,000. At all other times during the term of this Agreement, the Borrowers shall not permit Capital Expenditures for the Consolidated Entity to exceed $20,000,000 during any consecutive twelve month period.”

(c) Permitted Investments. Section 8.8 of the Credit Agreement is hereby deleted and the following inserted in its stead:

“8.8 Investments and Acquisitions. No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, make any Acquisition of any Person or make any Investment in any Person, whether in cash, Securities, or other property of any kind including, without limitation, any Subsidiary or Affiliate of any Credit Party, other than:

(a) Permitted Acquisitions and Permitted Investments in Non-Majority Interests;

(b) advances or loans made in the ordinary course of business not to exceed $2,500,000 in the aggregate for all Credit Parties combined outstanding at any one time (provided, that the aggregate amount of all advances and loans made to officers, directors, employees or other Affiliates of any Borrower or any Subsidiary of any Borrower outstanding at any one time shall not exceed $250,000);

(c) loans, investments and advances between a Borrower and any other Borrower;

(d) Cash Equivalents;

(e) Investments in account debtors received in connection with the bankruptcy or reorganization, or in settlement of delinquent obligations, of customers in the ordinary course of business and in accordance with applicable collection and credit policies established by such Borrower or such Subsidiary, as the case may be;

(f) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods and services in the ordinary course of business;

(g) Investments existing on the Closing Date and set forth on Schedule 8.8(f);

(h) an Investment of no more than $20,000,000 in MTLM Nashville;

(i) an Investment of no more than $8,000,000 in Port Albany Ventures; and

(j) such other Investments as the Agent may approve in writing in the exercise of its sole discretion.”

2. Undertaking if Port Albany Ventures Becomes Wholly-Owned Subsidiary. At such time, if any, that Port Albany Ventures becomes a direct or indirect wholly-owned Subsidiary of MTLM, MTLM shall cause Port Albany Ventures to join and agree to be bound by and perform the terms of the Credit Agreement in the capacity as a “Borrower” thereunder and the terms of each other Credit Document in a similar capacity, and Port Albany Ventures, the Borrowers and the Funds Administrator shall execute and deliver to the Agent such joinders, consents, certificates, opinions of counsel, collateral documents, and other agreements, instruments and documents as the Agent may reasonably request in connection therewith.

3. General Terms of Amendment. Except as specifically amended herein, directly or by reference, all of the terms and conditions set forth in the Credit Agreement and the other Credit Documents are confirmed and ratified, and shall remain as originally written. This Amendment shall be construed in accordance with the laws of the State of Illinois, without regard to principles of conflict of laws. Nothing herein shall affect or impair any rights and powers which the Borrowers, the Funds Administrator, any Lender or the Agent may have under the Credit Agreement or any of the other Credit Documents.

4. Release. In consideration of this Amendment, the Borrowers and the Funds Administrator hereby release and discharge the Lenders and the Agent and each of their respective shareholders, directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, demands, liability and causes of action whatsoever, now known or unknown, arising prior to the date hereof out of or in any way related to the extension or administration of the Obligations, the Credit Agreement, the other Credit Documents or any security interest related thereto.

5. Liens not Impaired. The parties hereto further agree that this Amendment shall in no manner affect or impair the liens and security interests evidenced by the Credit Agreement and/or any other Credit Documents or instruments evidencing, securing or related to the Obligations. The Borrowers hereby acknowledge that all liens and security interests securing the Obligations are valid and subsisting.

6. No Counterclaims or Defenses. The Borrowers and the Funds Administrator hereby declare that neither the Borrowers nor the Funds Administrator have any set offs, counterclaims, defenses or other causes of action against the Lenders or the Agent arising out of the Credit Agreement, the other Credit Documents or the transactions contemplated thereby, and to the extent any such set offs, counterclaims, defenses or other causes of action might exist, such items are hereby waived by the Borrowers.

7. Representations and Undertakings of Borrowers and Funds Administrator. Each of the Borrowers and the Funds Administrator hereby represents and warrants to the Lenders and the Agent that: (a) each Credit Party a party hereto has the legal power and authority to execute and deliver this Amendment; (b) the officers or representatives executing this Amendment have been duly authorized to execute and deliver the same and bind such Credit Parties with respect to the provisions hereof; (c) the execution and delivery hereof by such Credit Parties and the performance and observance by such Credit Parties of the provisions hereof do not violate or conflict with the organizational documents or agreements of such Credit Parties or any law applicable to such Credit Parties or result in a breach of any provisions of or constitute a default under any other agreement, document, certificate or instrument binding upon or enforceable against such Credit Parties; (d) this Amendment constitutes a valid and binding obligation upon such Credit Parties in every respect, and (e) the recitals to this Amendment are true and correct. The Borrowers and the Funds Administrator hereby further represent and warrant to the Lenders and the Agent that no Default or Event of Default has occurred under the Credit Agreement or the other Credit Documents and that each of the representations and warranties of the Borrowers and the Funds Administrator set forth in the Credit Agreement and the other Credit Documents are true and correct as of the Effective Date. On the Effective Date, the Borrowers and the Funds Administrator shall deliver to the Agent (for the benefit of the Agent and the Lenders) certified copies of resolutions of such Credit Parties authorizing the execution, delivery and performance of this Amendment by such Credit Parties, certification that there have been no amendments to the respective bylaws, certificates of incorporation or equivalent constituent documents of the Credit Parties since the date of the original Credit Agreement (or if there have been such amendments, certified copies of such amended documents) and an incumbency certificate evidencing the authority of the officers of such Credit Parties executing this Amendment. The Borrowers and the Funds Administrator further represent, warrant, covenant and agree that: (i) on the Effective Date, the Borrowers and the Funds Administrator shall deliver to the Agent (for the benefit of the Agent and the Lenders) a certified copy of the Amended and Restated Limited Liability Company Agreement of Port Albany Ventures LLC dated as of March 16, 2005 (the “Port Albany Ventures Company Agreement”), (ii) the Borrowers’ interest in Port Albany Ventures is and shall at all times be represented by Membership Interests (as such term is defined in the Security Agreement) owned directly by MTLM or one of the other Borrowers and such Membership Interests are not and shall not be represented any certificates, documents or instruments of any kind without the prior written consent of the Agent, (iii) to the extent that financing statements have been filed against the Borrowers in appropriate offices, the Agent will have a fully perfected first priority security interest in the Borrowers’ interest in Port Albany Ventures and the distributions and proceeds therefrom in which a security interest may be perfected by filing, subject only to Permitted Liens, and neither such security interest nor the exercise of any rights therein would contravene, violate, constitute a default under or require the consent of any other person or entity under any contract, agreement, indenture, instrument or undertaking binding upon or enforceable against any Borrower, including without limitation, the Port Albany Ventures Company Agreement, and (iv) Borrowers shall not amend, modify or supplement the Port Albany Ventures Company Agreement or any other constituent documents of Port Albany Ventures in any way that limits, restricts or impairs the Agent’s security interest therein or the exercise of any of the Agent’s rights in connection therewith.

8. Costs and Expenses. The Borrowers and the Funds Administrator jointly and severally agree to pay, on demand, all costs and expenses of the Agent (including the reasonable fees and expenses of outside counsel for the Agent) in connection with the preparation, negotiation, execution, delivery, and administration of this Amendment and any other Credit Documents and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith or related thereto. In addition, the Borrowers and the Funds Administrator jointly and severally agree to pay, and save the Lenders and the Agent harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment, the borrowings contemplated in this Amendment, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith or in connection with the Credit Agreement or the other Credit Documents. All obligations in this Section shall survive any termination of the Credit Agreement, as amended hereby, and the other Credit Documents. The Borrowers and the Funds Administrator hereby authorize the Agent to charge the Borrowers’ account(s) with the Agent in respect of any and all costs and expenses described hereunder.

9. Section Titles. The Section titles and captions contained herein are and shall be without substantive meaning and are not a part of the agreement between the parties hereto.

10. Counterparts. This Amendment may be executed in counterparts and all such counterparts shall constitute one agreement binding on all the parties, notwithstanding that the parties are not signatories to the same counterpart.

[Signature Pages Follow]

IN WITNESS WHEREOF, the respective parties hereto have caused this Second Amendment to Credit Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.

METAL MANAGEMENT, INC., as Funds Administrator and as Borrower By: /s/ Robert C. Larry

Name: Robert C. Larry Title: Executive Vice President and Chief Financial Officer

ADDITIONAL BORROWERS:
CIM TRUCKING, INC.
MACLEOD METALS CO.
MTLM ARIZONA, INC.
METAL MANAGEMENT AEROSPACE, INC.
METAL MANAGEMENT ALABAMA, INC.
METAL MANAGEMENT ARIZONA, L.L.C.
METAL MANAGEMENT CONNECTICUT, INC.
METAL MANAGEMENT INDIANA, INC.
METAL MANAGEMENT GULF COAST, INC.
METAL MANAGEMENT MEMPHIS, L.L.C.
METAL MANAGEMENT MIDWEST, INC.
METAL MANAGEMENT MISSISSIPPI, L.L.C.
METAL MANAGEMENT NEW HAVEN, INC.
METAL MANAGEMENT NORTHEAST, INC.
METAL MANAGEMENT OHIO, INC.
METAL MANAGEMENT PITTSBURGH, INC.
METAL MANAGEMENT STAINLESS & ALLOY, INC.
METAL MANAGEMENT WEST, INC.
METAL MANAGEMENT WEST COAST HOLDINGS, INC.
METAL MANAGEMENT S&A HOLDINGS, INC.
NAPORANO IRON & METAL, INC.
PROLER SOUTHWEST INC.
By: /s/ Robert C. Larry

Name: Robert C. Larry Title: Vice President

RESERVE IRON & METAL LIMITED PARTNERSHIP By: METAL MANAGEMENT OHIO, INC., its general partner By: /s/ Robert C. Larry

Name: Robert C. Larry Title: Vice President

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AGENT:
LASALLE BANK NATIONAL ASSOCIATION, as Agent By: /s/ Michael J. Vrchota

Name: Michael J. Vrchota Title: First Vice President

LENDERS:
LASALLE BANK NATIONAL ASSOCIATION By: /s/ Michael J. Vrchota

Name: Michael J. Vrchota Title: First Vice President

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PNC BANK NATIONAL ASSOCIATION

By: /s/ John Cunningham

Name: John Cunningham Title: Vice President

[Signature Page Continues]

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SOVEREIGN BANK

By /s/ Robert E. Cook

Name: Robert E. Cook Title: Vice President

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U.S. BANK, NATIONAL ASSOCIATION

By: /s/ Matthew J. Schulz

Name: Matthew J. Schulz Title: Vice President

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NATIONAL CITY BANK OF THE MIDWEST

By: /s/ James M. Kershner

Name: James M. Kershner Title: Vice President

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FIFTH THIRD BANK

By: /s/ Susan M. Kaminski

Name: Susan M. Kaminski Title: Vice President

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KEYBANK NATIONAL ASSOCIATION

By: /s/ Suzannah Harris

Name: Suzannah Harris Title: Assistant Vice President

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RZB FINANCE LLC

By: /s/ John A. Valiska

Name: John A. Valiska Title: First Vice President By: /s/ Christoph Hoedl

Name: Christoph Hoedl Title: Group Vice President

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CHARTER ONE BANK, N.A.

By: /s/ Raullo M. Eanes

Name: Raullo M. Eanes Title: Vice President